                HOLLYWOOD PARK, INC. - FORM 10-Q, SEPTEMBER 1996 - EXHIBIT 10.19


                           SECOND AMENDMENT TO LEASE
                           -------------------------


          This Second Amendment to Lease ("Amendment") is hereby entered into by and between Crystal Park Casino and Hotel Development Company, LLC, a California Limited Liability Company ("Landlord"), and COMPTON ENTERTAINMENT, INC., a California corporation ("Tenant"), with reference to the following facts:

          A. Landlord and Tenant are parties to that certain Lease by and between Landlord and Tenant dated August 3, 1995 (the "Lease");

          B. Landlord and Tenant subsequently modified the Lease by executed that certain First Amendment to Lease dated March 12, 1996 (the "First Amendment");

          C. The Lease provides for Tenant to operate a gaming facility on the premises which is the subject of the Lease (the "Premises");

          D. In order to obtain governmental approval to operate the gaming facility on the Premises, the State of California Department of Justice has required Landlord and Tenant to amend certain provisions of the Lease and the First Amendment;

          E. Both Landlord and Tenant desire to effectuate the required changes in the Lease and the First Amendment and have therefore agreed to enter into this Second Amendment to Lease.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

               1.   Defined Terms. Unless otherwise specified, all capitalized
                    -------------
terms set forth herein shall carry the same meaning as proscribed to them in the Lease.
               2.   Amendments to Lease. The Lease shall be amended by making
                    -------------------
the following changes:

                    2.1 Section 3.01 shall be deleted in its entirety and the following shall be inserted in its place: "3.01 Monthly Rent.

                    "3.01 Monthly Rent.
                          ------------

                    (a) Tenant shall pay to Landlord as Monthly Rent the amounts set forth in the following schedule:

               Months  1 -  6      $200,000
               Months  7 - 12      $350,000
               Months 13 - 60      $759,375

               Tenant shall have the right prior to the beginning of Month 13 to prepay up to $4,650,000 in rent, in which event the Monthly Rent due during Months 13 through 60 shall be reduced to $662,500. Provided Tenant has made the above-referenced prepayment, Tenant, at any time during Months 13 through 24, shall have the additional right to make a single lump sum prepayment of Monthly Rent, which payment shall be equal to an amount set forth in the following schedule:

          Month 13      $5,428,145
          Month 14      $5,353,451
          Month 15      $5,227,513
          Month 16      $5,200,308
          Month 17      $5,121,815
          Month 18      $5,042,014
          Month 19      $4,960,882
          Month 20      $4,878,397
          Month 21      $4,794,536
          Month 22      $4,709,277
          Month 23      $4,622,596
          Month 24      $4,534,470

               (b) In the event Tenant exercises the option to make a prepayment of rent during Months 13 through 24, Tenant's rental obligation, for the remainder of the Term, including the month in which such prepayment is made, shall be reduced to $500,000 per month. The Monthly Rent shall be paid in arrears for the immediately preceding month on or before the last day of each calendar month during the term hereof, without any deduction or offset, prior notice or demand. Tenant's obligation to pay Monthly Rent shall commence on the Commencement Date. If the Commencement Date shall be a day other than the first day of the calendar month, or, if the Term shall end on any day other than the last day of the calendar month, then the Monthly Rent for the first and/or last partial calendar month of the Term, as the case may be, shall be prorated on a daily basis. This a "Triple Net Lease," it being understood that Landlord shall receive the Monthly Rent free and clear of any and all Operating Expenses and any and all other charges and expenses of any nature whatsoever incurred by Landlord or Tenant in connection with the ownership and operation of the Premises.

               (c) On or before the 90th day following the opening of the Card Club, Landlord shall provide Tenant a detailed statement indicating the total investment of Landlord in the Card Club and related facilities (the "Total Improvement Amount"), including but not limited

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     to all tenant improvements Landlord has made to the Premises on behalf of
     Tenant (the "Improvement Statement"). In the event the Total Improvement Amount does not equal $25,000,000, the Landlord shall include in the Improvement Statement an adjustment schedule for both the Monthly Rent and the prepayments set forth in paragraphs (a) and (b) above (collectively, the "Prepayments") to accurately reflect Tenant's obligation to Landlord for the tenant improvements which Landlord provided (the "Improvement Adjustments"). The Improvement Adjustments shall be based upon a factor .0265 times the difference between the Total Improvement Amount and $25,000,000. Landlord shall use the resulting number to calculate the adjustments to the Monthly Rent and the Prepayments based upon the same formulas that were used to establish the Monthly Rent and Prepayments currently set forth herein. Upon receipt of the Improvement Statement, Tenant shall have 20 days (the "Objection Period") to object, in writing (the "Improvement Objection"), to the amount of the Improvement Adjustment as well as the costs used to calculate the Total Improvement Amount. Upon receipt of the Improvement Objection Landlord shall have 10 days to provide Tenant with any additional information necessary to justify the Total Improvement Amount and the Improvement Adjustments. In the event Tenant and Landlord cannot agree as to either the Total Improvement Amount or the Improvement Adjustments within 15 days of Landlord's receipt of the Improvement Objection, then such dispute shall be resolved in accordance with Section 13.2 of the Agreement Respecting Pyramid Casino. In the event Tenant fails to provide Landlord with the Improvement Objections within the Objection Period, the Total Improvement Amount and the Improvement Adjustments shall be deemed accepted by Tenant. The adjustment to Monthly Rent, if any, shall be effective as of the Commencement Date and any amount owing shall be either paid by Tenant with or credited by Landlord against the next payment of Monthly Rent due immediately following the date on which the Improvement Adjustments are agreed upon by the parties or decided by an arbitration panel.

               2.2 Section 3.02 shall be deleted in its entirety, and the following shall be inserted in its place:

               "3.02  Security Deposit.
                      ----------------

               Prior to the Commencement Date, Tenant shall provide Landlord with a cash deposit in an amount equal to one month's rent as security for Tenant's faithful performance of the provisions of this Lease (the "Security Deposit"). If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord shall unilaterally have the right to use such cash deposit, or any portion thereof, to cure such default or compensate Landlord for all damages sustained by Landlord resulting from Tenant's default. Tenant shall, immediately on demand, pay to Landlord a sum equal to that portion of the Security Deposit expended or applied by Landlord which was provided for in this paragraph so as to maintain the Security Deposit in a sum equal to one month's rent. Landlord shall not be required to keep the Security Deposit separate from its general account nor shall Landlord be required to pay any interest on the Security Deposit. If Tenant performs all of Tenant's obligations under this Lease, the Security Deposit, or that portion thereof which had not been previously applied by Landlord, shall be returned to Tenant by Landlord, within fourteen (14) days after the expiration of the term of this Lease or after Tenant has vacated the Premises, whichever is later. Any time the Monthly Rent increases during the term of this Lease, Tenant shall, without notice, deposit additional monies with Landlord in order to maintain the Security Deposit equal to one month's Monthly Rent. Failure to maintain the Security Deposit shall be deemed an Event of Default."

               2.3 Any reference in the Lease to the "Account," as such term was defined in Section 3.02 prior to this Second Amendment to Lease, shall be deleted or disregarded in the interpretation of the Lease.

               2.4 Section 8.07 as set forth in the First Amendment shall be amended by inserting the following at the beginning thereof: "Except as it may relate to Tenant, or any affiliate or subsidiary of Tenant, as a transferee of Landlord's interest in accordance with the Agreement respecting Pyramid Casino,".

     C3. Other than the foregoing changes which shall supersede the inconsistent provisions in the Lease, the Lease shall remain in full force and effect in its entirety and may not be amended or modified except as provided therein.

          IN WITNESS WHEREOF, this Second Amendment to Lease is executed this ____ day of ______________, 1996.


                             COMPTON ENTERTAINMENT, INC.
                             a California corporation


                             By:_/s/Rouben Kandilian_____

                             Rouben Kandilian, President

                             CRYSTAL PARK CASINO AND HOTEL DEVELOPMENT COMPANY a California Limited Liability Company

                             By:  HP/Compton, Inc.,
                                    a California corporation, Manager

                             By:__/s/G. Michael Finnigan_____________
                                    G. Michael Finnigan, Vice President

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